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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm in the Annual Report on Form 10-K for Sanchez Energy Corporation (the "Form 10-K") and to the inclusion of our report, dated January 14, 2013 with respect to the estimates of reserves and future net revenues as of December 31, 2012, in the Form 10-K and/or as an exhibit to the Form 10-K.

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178920) and the Registration Statement on Form S-3 (Registration Number 333-185853) of such information.

/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
March 18, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS